Hippo Reports Fourth Quarter 2025 Financial Results February 25, 2026 SAN JOSE, Calif. (PRNewswire) -- Hippo Holdings Inc. (NYSE: HIPO), a technology-native insurance platform driving growth across owned and partner MGAs, announced its consolidated financial results including diluted earnings per share of $0.23 and diluted adjusted earnings per share of $0.67 for the quarter ended December 31, 2025. Fourth Quarter Highlights • Gross Written Premium increased 40% to $288 million over 4Q24 • Net Written Premium increased 23% to $97 million over 4Q24 • Net Income attributable to Hippo of $6 million compared to $44 million in 4Q24 • Adjusted Net Income attributable to Hippo of $18 million, a 20% increase over 4Q24 • Net Loss Ratio improved 12 percentage points to 46% compared to 4Q24 • Combined Ratio improved 8 percentage points to 99% compared to 4Q24 2025 Full Year Highlights • Gross Written Premium increased 24% to $1.1 billion over 2024 • Net Written Premium increased 13% to $422 million over 2024 • Net Income attributable to Hippo of $58 million compared to a Net loss of $41 million in 2024 • Adjusted Net Income attributable to Hippo of $18 million compared to an Adjusted Net loss of $20 million in 2024 • Net Loss Ratio improved 17 percentage points to 60% compared to 2024 • Combined Ratio improved 25 percentage points to 113% compared to 2024 • Book Value per share of $16.97 increased 17% from year-end 2024 "We closed 2025 with strong momentum, evidenced by our 40% gross written premium growth, positive net and adjusted income, and an underwriting profit in the fourth quarter” said Rick McCathron, Hippo President and CEO. “Looking ahead to 2026, I am excited about Hippo's prospects for increased diversification, strong growth, and continued improvement in profitability. This progress reflects our team's efforts over the last several years, and is exemplified most recently by the relaunch of our homeowners business outside of builders with select partners. Together, these developments reinforce our confidence in achievement of our targets of over $2 billion of gross written premium and over $125 million of adjusted net income by the end of 2028.” 1

Key Operating and Financial Metrics

	Three Months Ended December 31, 2025	Three Months Ended December 31, 2024	Years Ended December 31, 2025	Years Ended December 31, 2024
	($ in millions, except in per share figures)			
Gross Written Premium	$ 287.9	$ 205.6	$ 1,108.6	$ 892.4
Net Written Premium	97.2	79.2	422.3	372.6
Net Retention	34 %	39%	38 %	42 %
Total Revenue	$ 120.4	$ 102.0	$ 468.6	$ 372.1
Net Income (Loss) [(1)]	6.0	44.2	57.7	(40.5)
Adjusted Net Income (Loss) [(1)(2)]	17.6	14.7	17.8	(20.3)
Basic Earnings (Loss) per Share [(1)]	0.24	1.78	2.28	(1.64)
Diluted Earnings (Loss) per Share [(1)]	0.23	1.71	2.22	(1.64)
Diluted Adjusted Earnings (Loss) per Share [(1)(2)]	0.67	0.57	0.68	(0.82)
Net Loss Ratio	45.9 %	57.7 %	60.1 %	76.8 %
Expense Ratio	53.5 %	49.2 %	53.0 %	61.0 %
Combined Ratio	99.4 %	106.9 %	113.1 %	137.8 %

	As of December 31, 2025	As of December 31, 2024
Book Value Per Share (BVPS)[1]	$16.97	$14.56
Tangible Book Value Per Share (TBVPS)[(1, 2)]	$14.76	$11.94

(1) Attributable to Hippo
(2) Indicates non-GAAP financial measure; see "Reconciliation of Non GAAP Financial Measures to Their Most Directly Comparable GAAP Financial Measures"

Fourth Quarter and Full Year 2025 Operating Summary

Net income in Q4 of $6 million, or $0.23 per diluted share, compared to a $44 million net income in Q4 of last year which included a $46 million one-time gain on sale. The drivers of this improvement included growth and the improved underwriting results. For the full year 2025 net income was $58 million, or $2.22 per diluted share, compared to a $41 million net loss in 2024. The drivers of this improvement included improved underwriting results and the gain on the sale of the home builder distribution network.

Adjusted net income of $18 million, or $0.67 per diluted share in Q4, compared to a $15 million adjusted net income Q4 of last year. This quarter's results equate to a 16% annualized adjusted return on average shareholders' equity. For the full year 2025 adjusted net income was $18 million, or $0.68 per diluted share, compared to a $20 million adjusted net loss in 2024. The full year's results equate to a 4% annualized adjusted return on average shareholders' equity.

Total Hippo shareholders' equity of $436 million, or $16.97 per share, at December 31, 2025, was up 20%, from $362 million, or $14.56 per share, at year-end 2024. The increase was

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primarily driven by the gain on sale of our homebuilder distribution network and improved underwriting, which more than off-set the underwriting loss and the share buyback. Gross written premium of $288 million grew by 40% compared to the prior year quarter. Growth was driven primarily by Casualty and Commercial Multi-Peril (CMP) lines which were up 169% and 58% over the prior year period, to $88 million and $65 million, respectively. This expansion more than off-set a 5%, or $5 million, reduction in the Homeowners line year over year. For full year 2025, gross written premium expanded by 24% over the prior year to $1.1 billion. This growth was led by Casualty up 92% over the prior year to $264 million, and CMP up 75% over the prior year to $265 million, making CMP the second largest line of business after Homeowners which was down 10% to $379 million for the year. The overall growth strategy is focused on underwriting profitability and reduced volatility, which includes increased portfolio diversification. For the year, Homeowners, the largest line on a gross written premium basis, accounted for 34% of the total, down from 47% in the prior year, while CMP accounted for 24% of GWP in the quarter compared to 17% in 2024. Net written premium for the quarter of $97 million grew by $18 million or 23% from Q4 of last year. The main driver of this growth was the Renters and CMP lines, which grew by $13 million and $4 million, respectively year over year. Net written premium for the year of $422 million grew by $50 million or 13% over last year. The main driver of this growth was Renters which grew by $76 million and CMP lines which grew by $37 million, more than off- setting the $52 million contraction in Homeowners. Net loss ratio in the quarter of 46% represented a 12 percentage points improvement over the prior year quarter. This improvement was driven primarily by the lack of meaningful catastrophe (CAT) losses in the quarter compared to Q4 of last year. The net accident year loss ratio excluding CAT losses of 46% was a 9 percentage points improvement over the 54% in Q4 of last year. Net loss ratio of 60% for the full year was a 17 percentage points improvement over the prior year. This improvement was driven by both lower CAT loss and non-CAT losses compared to 2024. The net accident year loss ratio excluding CAT losses of 48% improved by over 10 percentage points over 58% in Q4 of last year. Combined ratio of 99% for the quarter improved 8 percentage points over the prior year, similarly benefitting from improved underwriting results more than off-setting slightly elevated expenses. This change in expenses primarily resulted from the home builder network sale and one-time CAT allowance chargeback in 4Q24. For full year 2025 a combined ratio of 113% was improved by 25 points compared to 138% in 2024, driven by a 17 percentage point lower loss ratio and a 8 percentage point lower expense ratio. Net income was $6 million for the fourth quarter compared to $44 million in the prior year quarter which benefited from a $46 million gain on the sale of First Connect. For the full 3 year 2025 net income was $58 million including a $91 million net gain on the sale of the Home Builder Distribution Network compared to a net loss of $41 million in 2024.

2026 Guidance

The following Guidance update is based on current expectations. The following statements are forward-looking and actual results could differ materially depending on market conditions and the factors set forth under "Forward-looking statements safe harbor" below.

	2025 Actual	2026 FY Guidance[1]
Gross Written Premium	$1.1B	$1.4 - $1.5B
Net Written Premium	$422M	$500 - $540M
Combined Ratio	113 %	103% - 105%
CAT Loss Ratio	15 %	13%
Adjusted Net Income (Loss)	$18M	$45 - $55M
Stock-based compensation + Depreciation and Amortization	$50M	$41M

Fourth Quarter Earnings Conference Call and Webcast Information

Date: Wednesday Feb 25, 2026
Time: 8:00 a.m. Eastern Time / 5:00 a.m. Pacific Time
Dial In: +1 833 470 1428 / Global Dial-In Numbers
Access: 703997
Webcast: https://events.q4inc.com/attendee/971517166

A replay of the webcast will be made available after the call in the investor relations section of the company's website at https://investors.hippo.com/

About Hippo

Hippo is a technology-enabled insurance group that uses its carrier platform to diversify risk across both personal and commercial lines. Through the Hippo Homeowners Insurance Program, the company applies deep industry expertise and advanced underwriting to deliver proactive, tailored coverage for homeowners. Hippo Holdings Inc. subsidiaries include Hippo Insurance Services, Spinnaker Insurance Company, Spinnaker Specialty Insurance Company, and Wingsail Insurance Company. Hippo Insurance Services is a licensed property casualty insurance agent with products underwritten by various affiliated and unaffiliated insurance companies. For more information, please visit http://www.hippo.com.

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Consolidated Balance Sheet (in millions, unaudited) December 31, 2025 2024 Assets Investments: Fixed maturities available-for-sale, at fair value (amortized cost: $291.7 and $208.3) $ 293.4 $ 205.7 Short-term investments, at fair value (amortized cost: $152.5 and $167.6) 152.5 167.6 Total investments 445.9 373.3 Cash and cash equivalents 218.3 197.6 Restricted cash 31.8 35.2 Accounts receivable, net of allowance of $0.2 and $0.6 250.1 167.0 Reinsurance recoverable on paid and unpaid losses and loss adjustment expenses 346.6 285.3 Prepaid reinsurance premiums 353.7 274.2 Ceding commissions receivable 98.7 79.5 Capitalized internal use software 43.0 48.1 Intangible assets 13.8 17.0 Other assets 103.6 66.2 Total assets $ 1,905.5 $ 1,543.4 Liabilities and stockholders’ equity Liabilities: Losses and loss adjustment expense reserve $ 420.4 $ 350.0 Unearned premiums 579.7 457.9 Reinsurance premiums payable 304.4 248.6 Provision for commission 36.3 34.3 Surplus note 47.9 — Accrued expenses and other liabilities 80.7 87.4 Total liabilities 1,469.4 1,178.2 Commitments and contingencies (Note 13) Stockholders’ equity: Common stock, $0.0001 par value; 80,000,000 shares authorized as of both December 31, 2025 and 2024; 25,699,704 and 24,866,803 shares issued and outstanding as of December 31, 2025 and 2024, respectively — — Additional paid-in capital 1,651.5 1,639.7 Accumulated other comprehensive income (loss) 1.8 (2.7) Accumulated deficit (1,217.2) (1,274.9) Total Hippo stockholders’ equity 436.1 362.1 Noncontrolling interest — 3.1 Total stockholders’ equity 436.1 365.2 Total liabilities and stockholders’ equity $ 1,905.5 $ 1,543.4 5

Consolidated Statement of Operations and Comprehensive Income (Loss) (in millions, except share and per share data, unaudited) Three Months Ended December 31, Year Ended December 31, 2025 2024 2025 2024 Revenue: Net earned premium $ 99.1 $ 77.0 $ 380.1 $ 272.5 Commission income, net 11.7 15.9 51.3 63.6 Service and fee income 3.0 2.8 11.8 11.6 Net investment income 6.6 6.3 25.4 24.4 Total revenue 120.4 102.0 468.6 372.1 Expenses: Losses and loss adjustment expenses 45.5 44.4 229.9 209.0 Insurance related expenses 35.4 20.9 131.3 88.8 Technology and development expenses 8.3 7.6 32.5 30.7 Sales and marketing expenses 7.3 10.9 33.5 51.2 General and administrative expenses 16.7 17.2 67.1 70.7 Impairment and restructuring charges — — 5.0 3.6 Gain on sale of business — (46.1) (95.0) (54.4) Interest and other (income) expense, net 0.4 — 1.0 (0.1) Total expenses 113.6 54.9 405.3 399.5 Income (loss) before income taxes 6.8 47.1 63.3 (27.4) Income tax expense 0.8 0.1 0.7 1.2 Net income (loss) 6.0 47.0 62.6 (28.6) Net income attributable to noncontrolling interests, net of tax — 2.8 4.9 11.9 Net income (loss) attributable to Hippo $ 6.0 $ 44.2 $ 57.7 $ (40.5) Other comprehensive income (loss): Change in net unrealized gain (loss) on investments, net of tax 0.4 (3.2) 4.5 0.2 Comprehensive income (loss) attributable to Hippo $ 6.4 $ 41.0 $ 62.2 $ (40.3) Per share data: Net income (loss) attributable to Hippo - basic and diluted $ 6.0 $ 44.2 $ 57.7 $ (40.5) Weighted average shares used in computing net income (loss) per share attributable to Hippo Basic 25,503,339 24,865,591 25,253,520 24,699,913 Diluted 26,245,980 25,889,665 26,011,391 24,699,913 Net income (loss) per share attributable to Hippo Basic $ 0.24 $ 1.78 $ 2.28 $ (1.64) Diluted $ 0.23 $ 1.71 $ 2.22 $ (1.64) 6

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO THEIR MOST DIRECTLY COMPARABLE GAAP FINANCIAL MEASURES (in millions, except share and per share data, unaudited) Adjusted Net Income (Loss) Three Months Ended December 31, Year Ended December 31, 2025 2024 2025 2024 Net income (loss) attributable to Hippo $ 6.0 $ 44.2 $ 57.7 $ (40.5) Adjustments: Depreciation and amortization 4.8 5.8 20.4 23.2 Stock-based compensation 6.7 8.9 29.3 38.2 Fair value adjustments (0.4) (0.5) (0.6) 1.7 Other one-off transactions 0.5 2.4 1.0 7.9 Impairment and restructuring — — 5.0 3.6 Gain on sale of a business — (46.1) (95.0) (54.4) Adjusted net income (loss) $ 17.6 $ 14.7 $ 17.8 $ (20.3) Diluted Adjusted Earnings (Loss) per Share Three Months Ended December 31, Year Ended December 31, 2025 2024 2025 2024 Adjusted net income (loss) $ 17.6 $ 14.7 $ 17.8 $ (20.3) Weighted-average common shares outstanding, diluted 26,245,980 25,889,665 26,011,391 24,699,913 Diluted Adjusted Earnings (Loss) per Share $ 0.67 $ 0.57 $ 0.68 $ (0.82) Annualized Adjusted Return on Equity Three Months Ended December 31, Year Ended December 31, 2025 2024 2025 2024 Annualized adjusted net income (loss) $ 70.4 $ 58.8 $ 17.8 $ (20.3) Average Hippo Stockholders' Equity 428.8 344.3 399.1 370.0 Annualized Adjusted Return on Equity 16% 17% 4% (5) % 7

Tangible Book Value Per Share

	As of December 31, 2025	As of December 31, 2024
Hippo Stockholders' Equity	436.1	362.1
Less: Intangible assets	13.8	17.0
Less: Capitalized internal use software	43.0	48.1
Tangible stockholders' equity	$ 379.3	$ 297.0
Shares outstanding	25,699,704	24,866,803
Tangible book value per share	$ 14.76	$ 11.94

SUPPLEMENTAL FINANCIAL INFORMATION
(in millions, unaudited)

Net Loss, Expense, and Combined Ratio

	Three Months Ended December 31,		Year Ended December 31,	
	2025	2024	2025	2024
Net Earned Premium	$ 99.1	$ 77.0	$ 380.1	$ 272.5
Catastrophe losses	(1.0)	4.8	61.5	58.0
Non-catastrophe losses	46.5	39.6	168.4	151.0
Loss and loss adjustment expenses	$ 45.5	$ 44.4	$ 229.9	$ 209.0
Catastrophe losses ratio	(1.0)%	6.2 %	15.4 %	21.3 %
Non-catastrophe losses ratio	46.9 %	51.4 %	44.7 %	55.5 %
Net loss ratio	45.9 %	57.7 %	60.1 %	76.8 %
Insurance related expenses	$ 35.4	$ 20.9	$ 131.3	$ 88.8
Technology and development expenses	8.3	7.6	32.5	30.7
Sales and marketing expenses	7.3	10.9	33.5	51.2
General and administrative expenses	16.7	17.2	67.1	70.7
Less: commission income, net and service and fee income	(14.7)	(18.7)	(63.1)	(75.2)
Total net expenses	$ 53.0	$ 37.9	$ 201.3	$ 166.2
Expense Ratio	**53.5 %**	**49.2 %**	**53.0 %**	**61.0 %**
Combined Ratio	**99.4 %**	**106.9 %**	**113.1 %**	**137.8 %**
Prior accident year developments				
Loss and loss adjustment expenses	1.1	(2.1)	(9.5)	(6.1)
Net loss ratio	1.0 %	(2.7)%	(3.0)%	(2.0)%
Net accident year loss ratio	44.9 %	60.4 %	63.1 %	78.8 %
Net accident year loss ratio x catastrophe	45.9 %	54.2 %	47.7 %	57.5 %

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Gross and Net Loss Ratio

	Three Months Ended December 31,		Year Ended December 31,	
	2025	2024	2025	2024
Gross Losses and LAE	$134.8	$99.5	$535.0	$450.3
Gross Earned Premium	272.6	221.5	986.9	853.7
Gross Loss Ratio	**49%**	**45%**	**54%**	**53%**
Net Losses and LAE	$45.5	$44.4	$229.9	$209.0
Net Earned Premium	$99.1	$77.0	$380.1	$272.5
Net Loss Ratio	**46%**	**58%**	**60%**	**77%**

Underwriting Data

The Company has a single reportable segment and offers property & casualty insurance products. Gross written premiums (GWP) by largest states, and the Gross written premiums (GWP), Net written premiums (NWP), and Net earned premiums (NEP) by line of business are presented below:

Gross Written Premium (GWP) by State

	Three Months Ended December 31,				Years Ended December 31,			
	2025		2024		2025		2024	
	Amount	% of GWP	Amount	% of GWP	Amount	% of GWP	Amount	% of GWP
State								
California	$ 65.4	23 %	$ 47.6	23 %	224.9	20 %	$ 201.1	23 %
Florida	30.9	11 %	25.6	12 %	149.8	14 %	115.1	13 %
Texas	32.1	11 %	29.0	14 %	131.3	12 %	128.1	14 %
New York	35.4	12 %	10.9	5 %	100.4	9 %	34.1	4 %
Illinois	11.5	4 %	6.5	3 %	35.5	3 %	27.8	3 %
Georgia	6.1	2 %	5.0	2 %	29.1	3 %	24.5	3 %
Massachusetts	5.5	2 %	5.2	3 %	26.0	2 %	25.3	3 %
Colorado	6.8	2 %	5.0	2 %	23.6	2 %	18.9	2 %
North Carolina	4.2	1 %	3.9	2 %	22.5	2 %	19.1	2 %
South Carolina	3.7	1 %	4.3	2 %	22.2	2 %	24.8	3 %
Other	86.3	31 %	62.6	32 %	343.3	31 %	273.6	30 %
Total	$ 287.9	100 %	$ 205.6	100 %	$ 1,108.6	100 %	$ 892.4	100 %

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Gross Written Premium (GWP) by Line of Business

	Three Months Ended December 31,					
	2025		2024			
	Amount	% of GWP	Amount	% of GWP	Change	% Change
Line of Business						
Homeowners	$ 91.0	31.6 %	$ 96.1	46.7 %	(5.1)	(5.3)%
Renters	36.4	12.6 %	31.3	15.2 %	5.1	16.3 %
Commercial Multi-Peril	64.9	22.5 %	41.0	19.9 %	23.9	58.3 %
Casualty	88.4	30.7 %	32.9	16.0 %	55.5	168.7 %
Other	7.2	2.6 %	4.3	2.2 %	2.9	67.4 %
Total	$ 287.9	100.0 %	$ 205.6	100.0 %	82.3	40.0 %

	Years Ended December 31,					
	2025		2024			
	Amount	% of GWP	Amount	% of GWP	Change	% Change
Line of Business						
Homeowners	$ 379.2	34.2 %	$ 423.1	47.4 %	(43.9)	(10.4)%
Renters	174.9	15.8 %	146.9	16.5 %	28.0	19.1 %
Commercial Multi-Peril	264.6	23.9 %	151.5	17.0 %	113.1	74.7 %
Casualty	263.8	23.8 %	137.6	15.4 %	126.2	91.7 %
Other	26.1	2.4 %	33.3	3.7 %	(7.2)	(21.6)%
Total	$ 1,108.6	100.1 %	$ 892.4	100.0 %	216.2	24.2 %

Net Written Premium (NWP) by Line of Business

	Three Months Ended December 31,					
	2025		2024			
	Amount	% of NWP	Amount	% of NWP	Change	% Change
Line of Business						
Homeowners	$ 63.5	65.3 %	$ 65.5	82.7 %	(2.0)	(3.1)%
Renters	18.0	18.5 %	5.5	6.9 %	12.5	227.3 %
Commercial Multi-Peril	14.1	14.5 %	10.4	13.1 %	3.7	35.6 %
Casualty	2.3	2.4 %	0.4	0.5 %	1.9	475.0 %
Other	(0.7)	(0.7)%	(2.6)	(3.2)%	1.9	(73.1)%
Total	$ 97.2	100.0 %	$ 79.2	100.0 %	18.0	22.7 %

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	Years Ended December 31,					
	2025		2024			
	Amount	% of NWP	Amount	% of NWP	Change	% Change
Line of Business						
Homeowners	$ 255.0	60.4 %	$ 307.2	82.4 %	(52.2)	(17.0)%
Renters	101.0	23.9 %	24.6	6.6 %	76.4	310.6 %
Commercial Multi-Peril	66.1	15.7 %	29.1	7.8 %	37.0	127.1 %
Casualty	8.6	2.0 %	1.9	0.5 %	6.7	352.6 %
Other	(8.4)	(2.0)%	9.8	2.7 %	(18.2)	(185.7)%
Total	$ 422.3	100.0 %	$ 372.6	100.0 %	49.7	13.3 %

Net Earned Premium (NEP) by Line of Business

	Three Months Ended December 31,					
	2025		2024			
	Amount	% of NEP	Amount	% of NEP	Change	% Change
Line of Business						
Homeowners	$ 63.4	64.0 %	$ 62.7	81.4 %	0.7	1.1 %
Renters	18.4	18.6 %	6.4	8.3 %	12.0	187.5 %
Commercial Multi-Peril	15.5	15.6 %	6.2	8.1 %	9.3	150.0 %
Casualty	1.6	1.6 %	0.4	0.5 %	1.2	300.0 %
Other	0.2	0.2 %	1.3	1.7 %	(1.1)	(84.6)%
Total	$ 99.1	100.0 %	$ 77.0	100.0 %	22.1	28.7 %

	Years Ended December 31,					
	2025		2024			
	Amount	% of NEP	Amount	% of NEP	Change	% Change
Line of Business						
Homeowners	$ 251.1	66.1 %	$ 220.8	81.0 %	30.3	13.7 %
Renters	72.4	19.0 %	22.4	8.2 %	50.0	223.2 %
Commercial Multi-Peril	47.9	12.6 %	19.0	7.0 %	28.9	152.1 %
Casualty	6.1	1.6 %	2.0	0.7 %	4.1	205.0 %
Other	2.6	0.7 %	8.3	3.1 %	(5.7)	(68.7)%
Total	$ 380.1	100.0 %	$ 272.5	100.0 %	107.6	39.5 %

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Information about Key Operating Metrics/Non-GAAP Financial Measures Adjusted Net Income (Loss) is a non-GAAP financial measure, defined as net income (loss) excluding the impact of certain items that may not be indicative of underlying business trends, operating results, or future outlook, net of tax impact. We calculate the tax impact only on adjustments which would be included in calculating our income tax expense using the estimated tax rate at which the Company received a deduction for these adjustments. We define adjusted net income (loss) as net income (loss) adjusted for, as applicable, (i) depreciation and amortization, (ii) stock-based compensation expense, (iii) the impact of other non-cash fair market value adjustments, (iv) impairment and restructuring related expenses, (v) gain or loss on the sale of a business, and (vi) other one-off transactions, which primarily include certain legal fees and settlement costs, that we consider to be unique in nature, net of tax impact. We exclude the impact of depreciation and amortization, stock-based compensation expense, and non-cash fair market value adjustments, because these are non-cash expenses or non-cash fair value adjustments and we believe that excluding these items provides meaningful information regarding performance and ongoing cash-generation potential. We exclude impairment and restructuring related expenses, gain or loss on sale of business, and other one-off transactions because such expenses are periodic in nature and have no direct correlation to the cost of operating our business on an ongoing basis that we consider to be unique in nature. Management uses this measure evaluate our underlying business performance. Adjusted net income (loss) does not reflect the overall profitability of our business. Diluted Adjusted Earnings (Loss) per Share is a non-GAAP financial measure defined as adjusted net income (loss) divided by the weighted-average common shares outstanding for the period, reflecting the dilution which could occur if equity-based awards are converted into common share equivalents as calculated using the treasury stock method. Management uses this measure to assess performance on a per-share basis across periods. Diluted adjusted earnings (loss) per share should not be viewed as a substitute for diluted earnings per share calculated in accordance with GAAP, and other companies may define diluted adjusted earnings (loss) per share differently. Annualized adjusted return on equity is a non-GAAP financial measure defined as adjusted net income (loss) expressed on an annualized basis as a percentage of average beginning and ending stockholders’ equity during the period. Management uses this measure to evaluate capital efficiency and returns generated on deployed capital. Annualized adjusted return on equity should not be viewed as a substitute for return on equity calculated using unadjusted GAAP numbers, and other companies may define adjusted return on equity differently. 12

Tangible Book Value Per Share is a non-GAAP financial measure defined as total stockholders’ equity, less intangible assets and capitalized internal use software, divided by the outstanding number of shares of our common stock at the end of the relevant period. Management uses this measure to evaluate changes from period to period in book value per share exclusive of changes in intangible assets in order to assess capital position and balance sheet strength. Tangible book value per share should not be viewed as a substitute for book value per share calculated in accordance with GAAP, and other companies may define tangible book value per share differently. These Non-GAAP financial measures are in addition to, and not a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP and should not be considered as an alternative to net income, operating income or any other performance measures derived in accordance with GAAP. Reconciliations of these Non- GAAP financial measures to their most directly comparable GAAP counterpart is included above. We believe that these non-GAAP measures of financial results provide useful supplemental information to investors about Hippo. Forward-looking statements safe harbor Certain statements included in this press release that are not historical facts are forward- looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as "believe," "may," "will," "estimate," "continue," "anticipate," "intend," "expect," "should," "would," "plan," "predict," "potential," "seem," "seek," "future," "outlook," and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding estimates and forecasts of financial results and other operating and performance metrics, our business strategy, our cost reduction efforts, the quality of our products and services, and the potential growth of our business. These statements are based on the current expectations of Hippo's management and are not predictions of actual performance. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions, and many actual events and circumstances are beyond the control of Hippo. These forward- looking statements are subject to a number of risks and uncertainties, including our ability to navigate extensive insurance industry regulations and the scrutiny of state insurance regulators, our ability to achieve or maintain profitability in the future; our ability to retain and expand our customer base and grow our business, including our builder network; our ability to manage growth effectively; risks relating to Hippo's brand and brand reputation; denial of claims or our failure to accurately and timely pay claims; the effects of intense competition in the segments of the insurance industry in which we operate; the availability and adequacy of reinsurance, including at current coverage, limits or pricing; our ability to 13 underwrite risks accurately and charge competitive yet profitable rates to our customers, and the sufficiency of the analytical models we use to assess and predict exposure to catastrophe losses; risks related to our proprietary technology and our digital platform; outages or interruptions or delays in services provided by our third party providers, including our data vendors; risks related to our intellectual property; the seasonal and cyclical nature of our business; the effects of severe weather events and other natural or man-made catastrophes, including the effects of climate change, global pandemics, and terrorism; any overall decline in economic activity; regulators' identification of errors in the policy forms we use, the rates we charge, and our customer communications including, but not limited to, cancellations, non-renewals and reinstatements through market conducts, complaints, or other inquiries; the effects of existing or new legal or regulatory requirements on our business, including with respect to maintenance of risk- based capital and financial strength ratings, data privacy and cybersecurity, and the insurance industry generally; and other risks set forth in the sections entitled "Risk Factors" in our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that Hippo does not presently know, or that Hippo currently believes are immaterial, that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect Hippo's expectations, plans, or forecasts of future events and views as of the date of this press release. Hippo anticipates that subsequent events and developments will cause Hippo's assessments to change. However, while Hippo may elect to update these forward-looking statements at some point in the future, Hippo specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Hippo's assessments of any date subsequent to the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements. Rounding Certain monetary amounts, percentages, and other figures included in this release have been subject to rounding adjustments. The sum of individual metrics may not always equal total amounts indicated due to rounding. Contacts Investors: Charles Sebaski Investors@hippo.com Press: Mark Olson press@hippo.com 14